Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-19804, 33-19805, 33-35309, 33-50680, 33-52073, 33-54899,
33-59325, 33-61285, 333-88089, 333-88091, 333-84480 and 333-84414) pertaining to various employee benefit programs of Johnson Outdoors Inc. of our report dated November 8, 2002, with respect to the consolidated financial statements of Johnson Outdoors Inc. included in the Annual Report on Form 10-K for the year ended September 27, 2002.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
December 23, 2002